FOR IMMEDIATE RELEASE

Mount Logan Capital Inc.
Initiates Shareholder Record Search Relating to Expected $15 Million Tender Offer

Tender offer launch expected to occur on or before the end of the first week of January 2026, and closing currently estimated to occur at least 20-business days following launch

Tender offer price will be $9.43 per share, as previously announced, representing a 22.5% premium to the closing price of Mount Logan's common stock on December 10, 2025, and an 8% discount to Mount Logan's book equity value as of September 30, 2025

NEW YORK, December 11, 2025 – Mount Logan Capital Inc. (Nasdaq: MLCI) (“Mount Logan”, “MLCI”, or the “Company”) today announced it has initiated the steps necessary to commence the tender offer to repurchase $15 million of Mount Logan’s common stock.

Ted Goldthorpe, Chief Executive Officer and Chairman of Mount Logan, said, “We appreciate shareholders’ patience as we prepare to launch our tender offer, integrate the TURN acquisition, and create a scalable platform for the future. We expect to launch the tender on or before the end of the first week of January 2026 and conclude approximately 20-business days thereafter. We look forward to updating shareholders on the progress of the tender in the coming weeks.”

Certain Information Regarding the Tender Offer

The information in this press release describing the Company’s anticipated tender offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of the Company’s common stock in the tender offer. The tender offer will be made only pursuant to the Offer to Purchase and the related materials that the Company expects to file with the Securities and Exchange Commission, and will distribute to its stockholders, as they may be amended or supplemented. Stockholders should read such Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the tender offer. Stockholders of the Company may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase and other documents that the Company will file with the Securities and Exchange Commission from the Securities and Exchange Commission’s website at www.sec.gov. Stockholders will also be able obtain a copy of these documents from the Company’s website at ir.mountlogan.com. Stockholders are urged to carefully read all of these materials prior to making any decision with respect to the tender offer.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an integrated alternative asset management and insurance solutions firm focused on generating durable, fee-based revenue and long-term value creation. The Company leverages differentiated investment strategies alongside permanent insurance capital to deliver attractive, risk-adjusted returns across market cycles.

Through its subsidiaries, Mount Logan Management and Ability, Mount Logan manages and invests across private and public credit markets in North America and the reinsurance of annuity products. This integrated platform is designed to provide stable earnings, downside protection, and a low risk of principal impairment through the credit cycle.

As of September 30, 2025, Mount Logan Capital had over $2.1 billion in assets under management.

To learn more, visit https://ir.mountlogan.com.

Contacts

Mount Logan Capital Inc.
650 Madison Ave, Floor 3
New York City, NY 10022
mlc.ir@mountlogan.com

Andrew Berger
SM Berger & Company
andrew@smberger.com

Cautionary Statement Regarding Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of Mount Logan, may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook,” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits, launch, or consummation of the tender offer on the terms specified or at all, Mount Logan’s capital allocation priorities, business strategy, future financial and operating results, Mount Logan’s plans, objectives, expectations, intentions, future results of operations, projected cash flow and liquidity, shareholder liquidity, and other plans and objectives for future operations and statements that are not historical facts. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates, and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which Mount Logan has filed or will file from time to time on with the SEC or on SEDAR+ and any risk factors contained in such reports, which may cause results to differ.

Mount Logan does not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness, or completeness of the information and opinions. The information contained on the website of Mount Logan is not incorporated by reference into this press release. Mount Logan is not responsible for the contents of third-party websites.